Exhibit 99.2
PROXY CLEAR CHANNEL COMMUNICATIONS, INC. Proxy Solicited on Behalf of the Board of Directors for the Special Meeting of Shareholders to be held on July 24, 2008 The undersigned hereby appoints L. Lowry Mays, Mark P. Mays and Alan D. Feld, and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of CLEAR CHANNEL COMMUNICATIONS, INC. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Special Meeting of Shareholders of Clear Channel Communications, Inc. to be held in San Antonio, Texas on July 24, 2008, at 4:00 p.m., local time, or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present, as indicated on the reverse side. Please note that if you fail to return a valid proxy card and do not vote in person at the special meeting, and there is a quorum present, your shares will be counted as a vote AGAINST the adoption of the merger agreement. The undersigned acknowledges receipt of notice of said meeting and accompanying proxy statement/prospectus and of the accompanying materials and ratifies and confirms all acts that any of the said proxy holders or their substitutes may lawfully do or cause to be done by virtue hereof. (Continued, and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE

Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE Votes MUST be indicated When properly executed, your shares will be voted as specified below or, if not specified, will be voted FOR each of proposals 1 and 2, and the proxies are authorized to vote, in (X) in Black X or Blue Ink. their discretion, upon such other business as may properly come before the Special Meeting of Shareholders or any adjournment or postponement thereof. As of the date of the Proxy Statement/Prospectus the Board of Directors does not know of any other business to be presented at the Special Meeting of Shareholders. FOR AGAINST ABSTAIN 1. Approval and adoption of the Agreement and Plan of Merger, dated November 16, 2006, by and among Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, and T Triple Crown Finco, LLC, as amended by Amendment No. 1, dated April 18, 2007, by and among Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, and T Triple Crown Finco, LLC, as amended by Amendment No. 2, dated May 17, 2007, by and among Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, and CC Media Holdings, Inc. (formerly known as BT Triple Crown Capital Holdings III, Inc.), and as amended by Amendment No. 3, dated May 13, 2008, by and among Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, and CC Media Holdings, Inc. (the “Amended Agreement and Plan of Merger”). THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” the approval and adoption of the Amended Agreement and Plan of Merger. FOR AGAINST ABSTAIN 2. Approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Amended Agreement and Plan of Merger. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Amended Agreement and Plan of Merger. FOR AGAINST ABSTAIN 3. In the discretion of the proxy holders, on any other matter that may properly come before the special meeting. Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope. Shareholder’s Signature Shareholder Signature if held jointly Date 2008 NOTE: Please sign your name exactly as it appears hereon. Joint owners should sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title. FOLD AND DETACH HERE